SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                       Date of Report: February 14, 2007


                            APOLO GOLD & ENERGY INC.
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             (Exact name of registrant as specified in its charter)

               Nevada                                             98-0412805
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  (State or other jurisdiction                                (I.R.S. Employer
of incorporation or organization)                            Identification No.)

                           1209 - 409 Granville Street
                              Vancouver, BC V6C 1T2
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               (Address of principal executive offices)(Zip Code)

                                 (604) 687-4150
                                -----------------
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
     CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02    Termination of a Material Definitive Agreement.

     On February 14, 2007, the registrant and Atna Resources, Ltd., agreed to terminate the Exploration Agreement between them executed on September 22, 2005 regarding the Beowawe Project in Nevada. Under the Agreement, the registrant was required to undertake a work commitment of $250,000 in the fist year of a 4 year commitment. The total work commitment amounted to $1,700,000 and with ancillary Underlying Agreements, total expenditures are expected to bring the total cost to $2,200,000. The work program was not commenced as the Company was unable to secure the necessary financing.

     Under the terms of the Exploration Agreement, 100,000 restricted common shares were issued to Atna and a payment of $60,000 was paid to Atna on January 25, 2006. A finders' fee of 1,000,000 common shares was also paid out regarding the execution of the definitive Joint Venture Agreement and agreement to proceed.

     The registrant agreed to pay Atna $113,520 and issue 2.2 million shares of its common stock as a full settlement with Atna.

     There is no material relationship between the registrant or its affiliates and Atna.


Item 7.01    FD Disclosure
Item 8.01    Other Information


     On February 26, 2007, the Company issued a press release entitled: "Apolo Signs L.O.I. for Nevada Mining Projects." A copy of this press release is furnished as Exhibit 99.1.

     In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this report shall not be deemed "filed" for the purpose of
Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing.


Item 9.01   Financial Statements and Exhibits

     (d)  Exhibits

          99.1 Press Release dated February 26, 2007



SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

APOLO GOLD & ENERGY INC.

Dated: February 26, 2007


/s/  Robert Dinning
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Robert Dinning, Chief Financial Officer